Exhibit 10.20

EXECUTION COPY

INTERCREDITOR AGREEMENT

among

NEFF CORP.,

as Parent Borrower,

Holdings and the Subsidiaries of Parent Borrower party hereto,

BANK OF AMERICA, N.A.,

as First Lien Collateral Agent,

BANK OF AMERICA, N.A.,

as Second Lien Collateral Agent,

and

BANK OF AMERICA, N.A.,

as Control Agent

Dated as of May 31, 2007

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6.3	Relief from the Automatic Stay	22
6.4	Adequate Protection	22
6.5	No Waiver	23
6.6	Avoidance Issues	23
6.7	Separate Grants of Security and Separate Classification	23
6.8	Reorganization Securities	24
6.9	Post-Petition Claims	24
6.10	Waiver	24
6.11	Expense Claims	25
6.12	Other Matters	25
6.13	Effectiveness in Insolvency or Liquidation Proceedings	25

SECTION 7	RELIANCE; WAIVERS; ETC.

7.1	Non-Reliance	25
7.2	No Warranties or Liability	26
7.3	No Waiver of Lien Priorities	26
7.4	Obligations Unconditional	28
7.5	Certain Notices	29

SECTION 8	MISCELLANEOUS.

8.1	Conflicts	29
8.2	Effectiveness; Continuing Nature of this Agreement; Severability	29
8.3	Amendments; Waivers	30
8.4	Information Concerning Financial Condition of Company and its Subsidiaries	30
8.5	Subrogation	31
8.6	Application of Payments	31
8.7	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL	31
8.8	Notices	32
8.9	Further Assurances	32
8.10	APPLICABLE LAW	32
8.11	Binding on Successors and Assigns	32
8.12	Specific Performance	32
8.13	Headings	33
8.14	Counterparts	33
8.15	Authorization	33
8.16	No Third Party Beneficiaries	33
8.17	Provisions Solely to Define Relative Rights	33

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INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, is dated as of May 31, 2007, and entered into by and among Neff Corp., a Delaware corporation (“Company”), Holdings and each of the Borrowers party hereto (each as defined below), and Bank of America, N.A., in its capacity as agent for the First Lien Obligations (as defined below), including its successors and assigns from time to time (the “First Lien Collateral Agent”), and Bank of America, N.A., in its capacity as agent for the Second Lien Obligations under the Second Lien Credit Agreement (as defined below), including its successors and assigns from time to time (the “Second Lien Collateral Agent”) and Bank of America, N.A., in its capacity as control agent for the First Lien Collateral Agent and the Second Lien Collateral Agent, including its successors and assigns from time to time (the “Control Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 or in the First Lien Credit Agreement (as defined below) as in effect on the date hereof (in each case unless the context requires otherwise).

RECITALS

WHEREAS, Company, as Parent Borrower, LYN Holdings Corp., as guarantor (“Holdings”), each Domestic Subsidiary of Company as borrower (the “Subsidiary Borrowers”, and, together with the Parent Borrower, the “Borrowers”), the lenders and other persons party thereto, and Bank of America, N.A., as Agent, have entered into that certain Credit Agreement dated as of the date hereof providing for a revolving credit facility to the Borrowers (as amended, restated, supplemented or modified from time to time, the “Initial First Lien Credit Agreement”);

WHEREAS, Company, as Parent Borrower, Holdings, the Subsidiary Borrowers, as guarantors, the lenders and other persons party thereto, and Bank of America, N.A., as Agent, have entered into that certain Second Lien Credit Agreement dated as of the date hereof providing for a term loan to Company (as amended, restated, supplemented or modified from time to time, the “Initial Second Lien Credit Agreement”);

WHEREAS, the obligations of the Borrowers and Holdings under the Initial First Lien Credit Agreement and Cash Management Obligations and any obligations under Related Swap Contracts in each case owed to any First Lien Claimholders will be secured by substantially all of the assets of the Borrowers and Holdings pursuant to the terms of the First Lien Collateral Documents;

WHEREAS, the obligations of Company, the Subsidiary Borrowers (as guarantors) and Holdings under the Initial Second Lien Credit Agreement will be secured by substantially all of the assets of Company, such guarantors and Holdings pursuant to the terms of the Second Lien Collateral Documents;

WHEREAS, the First Lien Credit Documents and the Second Lien Credit Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

WHEREAS, in order to induce the First Lien Collateral Agent and the First Lien Claimholders to consent to the Grantors’ incurring the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations to or for the benefit of Company, or any other Grantor, the Second Lien Collateral Agent on behalf of the Second Lien Claimholders has agreed to the lien subordination, intercreditor and other provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1 Definitions.

1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Agreement” means this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Collateral” means all of the assets and property of any Grantor, whether tangible or intangible, constituting both First Lien Collateral and Second Lien Collateral.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Control Collateral” means any Collateral consisting of any Titled Collateral, Certificated Security, Instrument, Investment Property, Deposit Accounts (each as defined in the Uniform Commercial Code), cash and any other Collateral as to which a first priority Lien shall or may be perfected through possession or control by the secured party or any agent therefor.

“Controlled Account” means those certain Deposit Accounts (as defined in the Uniform Commercial Code) of any Grantor subject to Liens under the terms of the First Lien Collateral Documents and the Second Lien Collateral Documents.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge of First Lien Obligations” means, except to the extent otherwise provided in Section 5.6, (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First Lien Credit Documents and termination of all commitments to lend or otherwise extend credit under the First Lien Credit Documents, (ii) payment in full in cash of all other First Lien Obligations that are outstanding and unpaid at the time such principal and interest are paid in full (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding and other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made), (iii) termination, cancellation or cash collateralization (in an amount reasonably satisfactory to the First Lien Collateral Agent but in no event greater than 105% of the aggregate undrawn face amount) of, all letters of credit issued under the First Lien Credit Documents and (iv) termination or cash collateralization (in an amount reasonably satisfactory to the First Lien Collateral Agent but in no event greater than 105% of the aggregate face amount) of any Related Swap Contract with a First Lien Claimholder and the payment in full in cash of all obligations pursuant to any such Related Swap Contract, subject, with respect to the aggregate amount of the items set forth in the foregoing clauses (i) through (iii), to the limitations set forth in the definition of Maximum First Lien Indebtedness.

“Disposition” has the meaning set forth in Section 5.1(a)(ii).

“Exercise of Remedies” has the meaning set forth in Section 5.1(a)(i).

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at such time, including without limitation the First Lien Lenders and any agent under the First Lien Credit Agreement.

“First Lien Collateral Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“First Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Lien Obligations.

“First Lien Collateral Documents” means the Collateral Documents (as defined in the First Lien Credit Agreement as amended from time to time in accordance herewith) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Lien Credit Agreement” means (i) the Initial First Lien Credit Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase (subject to the limitations set forth herein), Refinance in whole or in part the indebtedness and other obligations outstanding under the (x) Initial First Lien Credit Agreement or (y) any subsequent First Lien Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not a First Lien Credit Agreement hereunder. Any reference to the First Lien Credit Agreement hereunder shall be deemed a reference to any First Lien Credit Agreement then in existence.

“First Lien Credit Documents” means the First Lien Credit Agreement and the Loan Documents (as defined in the First Lien Credit Agreement as amended from time to time in accordance herewith) and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time in accordance with this Agreement.

“First Lien Lenders” means the “Lenders” under and as defined in the First Lien Credit Agreement.

“First Lien Obligations” means (all terms used in this definition and not defined herein have the meanings assigned to such terms in the First Lien Credit Agreement) all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), including Cash Management Obligations, obligations pursuant to Related Swap Contracts and Letter of Credit Obligations, owing by any Credit Party to Agent or any Lender or, solely to the extent arising in respect of any Cash Management Obligation or Related Swap Contract, to any Affiliate of any Lender or Agent or to a Person who was an Affiliate of, or an, Agent or Lender at the time such item was entered into, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the First Lien Credit Agreement or any of the other First Lien Credit Documents, Cash Management Documents or any Related Swap Contract; this term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed or allowable in such case or proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the First Lien Credit Agreement or any of the other First Lien Credit Documents; provided that the aggregate principal amount of, without duplication, any revolving credit commitments, loans, letters of credit, bonds, debentures, notes or similar instruments (excluding, in any event, obligations pursuant to any Cash Management Obligations or Related Swap Contracts) provided for under the First Lien Credit Agreement or any other First Lien Credit Document (or any Refinancing thereof) in excess of the greater of (1) $467,500,000 or (2) the sum of 90% of the book value of accounts receivable, 70% of the book value of inventory and 105% of the book value of equipment (the “Maximum First Lien Indebtedness”, shall not constitute First Lien Obligations for purposes of this Agreement. “First Lien Obligations” shall include (x) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant First Lien Credit Document and (y) all fees, costs and charges incurred in connection with the First Lien Credit Documents and provided for thereunder, in each case whether before or after commencement of an Insolvency or Liquidation Proceeding, irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Grantors” means the Borrowers, the Holdings and each of Parent Borrower’s Domestic Subsidiaries that have executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Collateral Document or a Second Lien Collateral Document.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.

“Holdings” has the meaning set forth in the recitals hereto.

“Initial First Lien Credit Agreement” has the meaning set forth in the recitals hereto.

“Initial Second Lien Credit Agreement” has the meaning set forth in the recitals hereto.

“Insolvency or Liquidation Proceeding” means (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets, (iii) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Recovery” has the meaning set forth in Section 6.5.

“Requisite Lenders” has the meaning set forth in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable.

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at such time, including without limitation the Second Lien Lenders and any agent under the Second Lien Credit Agreement.

“Second Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.

“Second Lien Collateral Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Second Lien Collateral Documents” means the Collateral Documents (as defined in the Second Lien Credit Agreement as amended from time to time in accordance herewith) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Credit Agreement” means (i) the Initial Second Lien Credit Agreement, (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, Refinance in whole or in part the indebtedness and other obligations outstanding under the Initial Second Lien Credit Agreement or other agreement or instrument referred to in this clause (ii), subject to the limitations set forth herein and only to the extent permitted hereby. Any reference to the Second Lien Credit Agreement hereunder shall be deemed a reference to any Second Lien Credit Agreement then in existence.

“Second Lien Credit Documents” means the Second Lien Credit Agreement and the Loan Documents (as defined in the Second Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, as the same may be modified from time to time, including any intercreditor or joinder agreement among holders of Second Lien Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time in accordance with this Agreement.

“Second Lien Enforcement Date” means the date which is 180 days after the occurrence of (i) an Event of Default (under and as defined in the Second Lien Credit Agreement) and (ii) the First Lien Collateral Agent’s receipt of written notice from the Second Lien Collateral Agent certifying that (x) an Event of Default (under and as defined in the Second Lien Credit Agreement) has occurred and is continuing and (y) the Second Lien Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Second Lien Credit Agreement; provided that the Second Lien Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the First Lien Collateral Agent or the First Lien Claimholders have commenced and be diligently pursuing any enforcement action with respect to the Collateral, (2) the First Lien Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the First Lien Credit Agreement, (3) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (4) if the acceleration of the Second Lien Obligations (if any) is rescinded in accordance with the terms of the Second Lien Credit Agreement.

“Second Lien Lenders” means the “Lenders” under and as defined in the Second Lien Credit Agreement.

“Second Lien Obligations” means (all terms used in this definition and not defined herein have the meanings assigned to such terms in the Second Lien Credit Agreement) all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Second Lien Credit Agreement or any of the other Second Lien Credit Documents; this term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed or allowable in such case or proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Second Lien Credit Agreement or any of the other Second Lien Credit Documents. “Second Lien Obligations” shall include (i) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant Second Lien Credit Document and (ii) all fees, costs and charges incurred in connection with the Second Lien Credit Documents and provided for thereunder, in each case whether before or after commencement of an Insolvency or Liquidation Proceeding irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Subsidiary Borrowers” has the meaning set forth in the recitals hereto.

“Titled Collateral” means any motor vehicles and other goods covered by certificate of title.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2 Lien Priorities.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the First Lien Credit Documents or the Second Lien Credit Documents or any defects or deficiencies in, or failure to perfect, the Liens securing the First Lien Obligations or the Second Lien Obligations or any other circumstance whatsoever, the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby each agrees that: (a) any Lien on the Collateral securing any First Lien

Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations.

2.2 Failure to Perfect. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, notwithstanding any failure of the First Lien Collateral Agent or the First Lien Claimholders to adequately perfect its security interests in the Collateral, the subordination of any Lien on the Collateral securing any First Lien Obligations to any Lien securing any other obligation of any Grantor, or the avoidance, invalidation or lapse of any Lien on the Collateral securing any First Lien Obligations.

2.3 Nature of First Lien Obligations. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Claimholders, acknowledges that (a) a portion of the First Lien Obligations are revolving in nature, (b) the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (c) the terms of the First Lien Obligations may be modified, extended or amended from time to time, and (d), subject to the limitations on the aggregate principal amount of First Lien Obligations set forth in the definition of “First Lien Obligations” or in Section 5.3, the aggregate amount of the First Lien Obligations may be increased or Refinanced, in either event, without notice to or consent by the Second Lien Claimholders and without affecting the provisions hereof. The lien priorities provided in Sections 2.1 and 2.2 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the First Lien Obligations or the Second Lien Obligations, or any portion thereof.

2.4 Prohibition on Contesting Liens. Each of the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any First Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.

2.5 No New Liens.

(a) Limitation on other Collateral for First Lien Claimholders. So long as any Second Lien Obligations remain outstanding, and subject to Section 6, (i) the First Lien Collateral

Agent agrees that, after the date hereof, neither the First Lien Collateral Agent nor any First Lien Claimholder shall acquire or hold any Lien on any assets of any Grantor securing any First Lien Obligations which assets are not also subject to the Lien of the Second Lien Collateral Agent under the Second Lien Collateral Documents, and (ii) each Grantor agrees not to grant any Lien on any of its assets, or permit any of its Subsidiaries to grant a Lien on any of its assets, in favor of the First Lien Collateral Agent or the First Lien Claimholders unless it, or such Subsidiary, has granted a similar Lien on such assets in favor of the Second Lien Collateral Agent or the Second Lien Claimholders. If the First Lien Collateral Agent or any First Lien Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of their respective Subsidiaries securing any First Lien Obligations which assets are not also subject to the Lien of the Second Lien Collateral Agent under the Second Lien Collateral Documents, then the First Lien Collateral Agent (or the relevant First Lien Claimholder), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other First Lien Document (x) hold and be deemed to have held such Lien and security interest for the benefit of the Second Lien Collateral Agent as security for the Second Lien Obligations subject to the priorities set forth herein, with any amounts received in respect thereof subject to distribution and turnover under Section 4 or (y) release such Lien.

(b) Limitation on other Collateral for Second Lien Claimholders. Until the date upon which the Discharge of First Lien Obligations shall have occurred, (i) the Second Lien Collateral Agent agrees that, after the date hereof, neither the Second Lien Collateral Agent nor any Second Lien Claimholder shall acquire or hold any Lien on any assets of any Borrower, any Grantor or any of their respective Subsidiaries securing any Second Lien Obligations which assets are not also subject to the Lien of the First Lien Collateral Agent under the First Lien Collateral Documents, and (ii) each Grantor agrees not to grant any Lien on any of its assets, or permit any of its Subsidiaries to grant a Lien on any of its assets, in favor of the Second Lien Collateral Agent or the Second Lien Claimholders unless it, or such Subsidiary, has granted a similar Lien on such assets in favor of the First Lien Collateral Agent or the First Lien Claimholders. If the Second Lien Collateral Agent or any Second Lien Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of their respective Subsidiaries securing any Second Lien Obligations which assets are not also subject to the Lien of the First Lien Collateral Agent under the First Lien Collateral Documents, then the Second Lien Collateral Agent (or the relevant Second Lien Claimholder), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Second Lien Document (x) hold and be deemed to have held such Lien and security interest for the benefit of the First Lien Collateral Agent as security for the First Lien Obligations or (y) release such Lien. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Collateral Agent and/or the First Lien Claimholders, the Second Lien Collateral Agent, on behalf of the Second Lien Claimholders, agrees that any amounts received by it or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.5(b) shall be subject to Section 4.2.

2.6 Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Credit Documents and the Second Lien Credit Documents; and

(b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral shall be in all material respects the same forms of documents other than with respect to the senior and subordinate nature of the security interests in the Collateral securing the respective obligations thereunder.

SECTION 3 Enforcement.

3.1 Exercise of Remedies.

(a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Company or any other Grantor:

(i) the Second Lien Collateral Agent and the Second Lien Claimholders:

(A) from the date hereof until the occurrence of the Second Lien Enforcement Date, will not exercise or seek to exercise any rights or remedies (including any right of set-off or recoupment) with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Collateral Agent or any Second Lien Claimholder is a party) or institute or commence (or join with any other Person in commencing) any enforcement, collection, execution, levy or foreclosure action or proceeding (including, without limitation, any Insolvency or Liquidation Proceeding) with respect to any Lien held by it under the Second Lien Collateral Documents or any other Second Lien Credit Document or otherwise; and

(B) will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent or any First Lien Claimholder or any other exercise by the First Lien Collateral Agent or any First Lien Claimholder, of any rights and remedies relating to the Collateral under the First Lien Credit Documents or otherwise, provided that the respective interests of the Second Lien Claimholders attach to the proceeds thereof, subject to the relative priorities described in Section 2 and Section 4; and

(C) subject to the rights of the Second Lien Collateral Agent under clause (i)(A) above, will not object to the forbearance by the First Lien Collateral Agent or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and

(ii) subject to Section 5.1 and Section 6, the First Lien Collateral Agent and the First Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Second Lien Claimholder; provided, that

(A) in any Insolvency or Liquidation Proceeding commenced by or against Company or any other Grantor, the Second Lien Collateral Agent may file a claim or statement of interest with respect to the Second Lien Obligations,

(B) the Second Lien Collateral Agent may take any action (not adverse to the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Collateral Agent or the First Lien Claimholders to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Collateral,

(C) the Second Lien Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including without limitation any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement,

(D) in any Insolvency or Liquidation Proceeding, the Second Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement,

(E) in any Insolvency or Liquidation Proceeding, the Second Lien Claimholders shall be entitled to vote on any plan of reorganization, to the extent consistent with the provisions hereof, and

(F) the Second Lien Collateral Agent or any Second Lien Claimholder may exercise any of its rights or remedies with respect to the Collateral upon the occurrence and during the effective continuation of the Second Lien Enforcement Date.

In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the First Lien Claimholders may enforce the provisions of the First Lien Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the First Lien Collateral Agent and the First Lien Claimholders to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off or recoupment) with respect to any Collateral, and that any Collateral or proceeds taken or received by it will be paid over to the First Lien Collateral Agent pursuant to Section 4.2, unless and until the Discharge of First Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 3.1(a)(ii), the sole right of the Second Lien Collateral Agent and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein.

(c) Subject to the proviso in clause (ii) of Section 3.1(a) and Section 6.4, the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, agrees that (i) the Second Lien Collateral Agent and the Second Lien Claimholders will not take any action that would hinder, delay or impede any exercise of remedies under the First Lien Credit Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner or order in which the First Lien Collateral Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens granted in any of the First Lien Collateral.

(d) The Second Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Credit Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Credit Documents.

3.2 Actions Upon Breach.

(a) If any Second Lien Claimholder, contrary to this Agreement, commences or participates in any action or proceeding against Company, any other Grantor or the Collateral, the First Lien Collateral Agent may interpose in the name of the First Lien Claimholders or in the name of Company or such Grantor the making of this Agreement as a defense or dilatory plea.

(b) Should any Second Lien Claimholder, contrary to this Agreement, in any way take, or attempt or threaten to take, any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, the First Lien Collateral Agent (in its own name or in the name of a Grantor) may obtain relief against such Second Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Lien Collateral Agent on behalf of each Second Lien Claimholder that (i) the First Lien Claimholders’ damages from such actions may be difficult to ascertain and may be irreparable, and (ii) the Second Lien Collateral Agent on behalf of each Second Lien Claimholder waives any defense that the First Lien Claimholders cannot demonstrate damage or can be made whole by the awarding of damages.

SECTION 4 Payments.

4.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Parent Borrower or any other Borrower, all Collateral or proceeds thereof received in connection with the sale or other disposition of such Collateral, or collection or realization on such Collateral upon the exercise of remedies as well as amounts received by the First Lien Collateral Agent pursuant to Section 4.2, shall be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Credit Documents. Upon the Discharge of the First Lien Obligations, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent any remaining Collateral or any proceeds thereof held by it in the same form as received, with any necessary endorsements or, as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in such order as specified in the Second Lien Collateral Documents.

4.2 Payment Turnover. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Parent Borrower or any other Borrower, and except as specifically permitted by Section 4.3, any Collateral or proceeds thereof received by the Second Lien Collateral Agent or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off or recoupment) in respect of the Collateral shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

4.3 Permitted Mandatory Prepayments of Second Lien Obligations. Notwithstanding the foregoing provisions of this Section 4, mandatory prepayments required under Section 1.5(c) of the Second Lien Credit Agreement may be made and applied to the Second Lien Obligations (A) if (i) the payment is permitted by the First Lien Credit Agreement or (ii) if applicable, the corresponding mandatory prepayment of the First Lien Credit Documents is waived by the Requisite Lenders under the First Lien Credit Agreement) or (B) at all times following the Discharge of the First Lien Obligations.

SECTION 5 Other Agreements.

5.1 Releases.

(a) If, in connection with:

(i) the exercise of any First Lien Collateral Agent’s remedies in respect of the Collateral, including any sale, lease, exchange, transfer or other disposition of any such Collateral (an “Exercise of Remedies”); or

(ii) any sale, lease, exchange, transfer or other disposition of any Collateral permitted under the terms of the First Lien Credit Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) (a “Disposition”) other than an Exercise of Remedies, or

(iii) any release of Liens on the assets of any Grantor, all of the Stock of which is being released pursuant to any other provision of this Section 5.1(a);

the First Lien Collateral Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Grantor from its obligations under its guaranty of the First Lien Obligations, in each case other than in connection with the Discharge of the First Lien Obligations, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and, if applicable, the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released (the “Second Lien Release”) and the Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Collateral Agent or such Grantor such termination statements, releases and other documents as the First Lien Collateral Agent or such Grantor may request to effectively confirm such release; provided, however, that the Second Lien Release shall not occur without the consent of the Second Lien Collateral Agent (x) in the case of an Exercise of Remedies, as to any Collateral the net proceeds of the disposition of which will not be applied to repay (and, to the extent applicable, to reduce permanently commitments with respect to) the First Lien Obligations or (y) in the case of a Disposition, if the Disposition is prohibited by any provision of the Second Lien Credit Agreement.

(b) Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent or such holder or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(c) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Collateral Agent for itself and on behalf of the First Lien Claimholders (i) has released any Lien on Collateral or any Grantor from its obligation under its guaranty or agreement to be a borrower and any such Liens or guaranty or agreement are later reinstated or (ii) obtains any new Liens or additional guaranties or agreements from Grantors, then the Second Lien Collateral

Agent for itself and on behalf of the Second Lien Claimholders shall be granted a Lien on any such Collateral and an additional guaranty, as the case may be, subject to the priorities set forth in Section 2.

5.2 Insurance. The First Lien Collateral Agent and the Second Lien Collateral Agent shall be named as additional insureds and the Control Agent shall be named as loss payee (on behalf of the First Lien Collateral Agent, the First Lien Claimholders, the Second Lien Collateral Agent and the Second Lien Claimholders) under any insurance policies maintained from time to time by any Grantor. Until the date upon which the Discharge of First Lien Obligations shall have occurred, as between the First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Collateral Agent and the Second Lien Claimholders on the other, the First Lien Collateral Agent and the First Lien Claimholders shall have the sole and exclusive right (a) to adjust or settle any insurance policy or claim covering any Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting any Collateral. Until the date upon which the Discharge of First Lien Obligations shall have occurred, all proceeds of any such policy and any such award in respect of any Collateral that are payable to the First Lien Collateral Agent and the Second Lien Collateral Agent shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Claimholders to the extent required under the First Lien Credit Documents and thereafter to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders to the extent required under the applicable Second Lien Credit Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Second Lien Collateral Agent or any Second Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2.

5.3 Amendments to First Lien Credit Documents and Second Lien Credit Documents.

(a) The First Lien Credit Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced in each case, without the consent of the Second Lien Collateral Agent or the Second Lien Claimholders; provided, however, that the holders of such Refinancing debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not: (i) provide for a principal amount of, without duplication, term loans, revolving loan commitments, letters of credit, bonds, debentures, notes or similar instruments (but excluding obligations pursuant to any Related Swap Contract and Cash Management Obligations) in excess of the Maximum First Lien Indebtedness in the aggregate; (ii) increase the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the First Lien Obligations by more than 2.0% from the rates in effect on the date hereof (excluding increases (A) resulting from application of the pricing grid set forth in the First Lien Credit Agreement as in effect on the date hereof or (B) resulting from the accrual of interest at the default rate); or (iii) increase (or have the effect of increasing) the amount of, or the type of, dispositions of Collateral, the proceeds of which are not required to be used to prepay the First Lien Obligations and which may be retained by the Loan Parties to an amount greater than that permitted under the Second Lien Credit Agreement.

(b) Until the Discharge of First Lien Obligations occurs, the Second Lien Credit Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Second Lien Credit Agreement may be Refinanced in each case, without the consent of the First Lien Collateral Agent or the First Lien Claimholders provided, however, that the holders of such Refinancing debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not: (i) increase the maximum principal amount of the Second Lien Obligations or the rate of interest on any of the Second Lien Obligations, other than (A) to the extent of any increase in the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the First Lien Obligations or (B) in connection with the imposition of the default rate of interest in accordance with the Second Lien Credit Documents as in effect on the date hereof; (ii) change the dates upon which payments of principal or interest on the Second Lien Obligations are due; provided, however that the Term Loan Maturity Date (as defined in the Second Lien Credit Agreement) may be extended, (iii) change or add any event of default or any covenant with respect to the Second Lien Obligations, (iv) change any prepayment provisions of the Second Lien Obligations, or (v) change or amend any other term of the Second Lien Credit Documents if such change or amendment would result in a default under the First Lien Credit Agreement, increase the obligations of any Grantor or confer additional material rights on any Second Lien Claimholder in a manner adverse in any material respect to any Grantor or any of the First Lien Claimholders.

(c) Notwithstanding the foregoing clauses (a) and (b) of this Section 5.3, until the date upon which the Discharge of First Lien Obligations shall have occurred, without the prior written consent of the First Lien Collateral Agent, no Second Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Credit Agreement or Second Lien Collateral Document, would contravene any of the terms of this Agreement.

(d) The Second Lien Collateral Agent agrees that each Second Lien Collateral Document shall include the following language:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the collateral agent pursuant to this Agreement and the exercise of any right or remedy by the collateral agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of May 31, 2007 as the same may be amended, supplemented, modified or replaced from time to time (the “Intercreditor Agreement”) among Bank of America, N.A., as First Lien Collateral Agent, Bank of America, N.A., as Second Lien Collateral Agent, Bank of America, N.A., as Control Agent, and the Grantors (as defined therein) from time to time a party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.”

In addition, the Second Lien Collateral Agent agrees that each Second Lien Collateral Document under which any Lien on real property owned by any Loan Party is granted to secure the Second Lien Obligations covering any Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the priority of the First Lien Collateral Document covering such Collateral over such Second Lien Collateral Document.

(e) Notwithstanding the foregoing clauses (a) and (b) of this Section 5.3, until the date upon which the Discharge of First Lien Obligations shall have occurred, in the event the First Lien Collateral Agent or the First Lien Claimholders enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of any First Lien Collateral Document or changing in any manner the rights of the First Lien Collateral Agent, the First Lien Claimholders, the Grantors thereunder, then such amendment, waiver or consent shall automatically apply in a comparable manner to any comparable provision of the Second Lien Collateral Documents without the consent of the Second Lien Collateral Agent or the Second Lien Claimholders and without any action by the Second Lien Collateral Agent or any Grantor; provided, however, (A) that no such amendment, waiver or consent shall be effective to (i) release any Lien of the Second Lien Collateral Documents, (ii) remove assets subject to the Lien of the Second Lien Collateral Documents, (iii) adversely affect the perfection or priority of any such Lien, (iv) reduce the principal of, or interest or other amounts payable on, any amount payable under the Second Lien Credit Agreement or any Second Lien Credit Document, (v) postpone any date fixed for any payment of principal of, or interest or other amounts payable on, any amounts payable under the Second Lien Credit Agreement or any Second Lien Credit Document, (vi) permit any Liens on the Collateral not permitted under the Second Lien Credit Documents or Section 6, or (vii) impose duties on the Second Lien Collateral Agent without its consent, except, in the cases of clauses (i), (ii) and (iii), to the extent that a release of, or adverse effect on the perfection or priority of, such Lien is permitted by Section 5.1 or Section 6, and (B) notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Agent no later than 10 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness or validity thereof; and provided further that this paragraph is intended solely to set forth provisions by which the Second Lien Collateral Documents shall be automatically affected by amendments, waivers and consents given by the First Lien Collateral Agent and First Lien Claimholders under the First Lien Credit Agreement and the First Lien Collateral Documents and is not intended to impose any liability on the First Lien Collateral Agent or First Lien Claimholders.

5.4 Rights As Unsecured Creditors. Except as otherwise set forth in Section 2.1 or Section 3.1 or Section 6, the Second Lien Collateral Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against any Grantor in accordance with the terms of the Second Lien Credit Documents and applicable law. Except as otherwise set forth in Section 2.1 and Section 4, nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any Second Lien Claimholders of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off or recoupment) or enforcement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Collateral Agent or the First Lien Claimholders may have with respect to the Collateral. In the event that any Second Lien Claimholder becomes a judgment Lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens securing the Second Lien Obligations subject to this Agreement.

5.5 Control Agent for Perfection.

(a) The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, each hereby appoint Bank of America, N.A. as its collateral agent (in such capacity, together with any successor in such capacity appointed by the First Lien Collateral Agent and the Second Lien Collateral Agent, the “Control Agent”) for the limited purpose of acting as the agent on behalf of the First Lien Collateral Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) with respect to the Control Collateral for purposes of perfecting the Liens of such parties on the Control Collateral. The Control Agent accepts such appointment and agrees to hold the Control Collateral in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the First Lien Collateral Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Control Collateral, subject to the terms and conditions of this Section 5.5. The First Lien Collateral Agent and the Second Lien Collateral Agent hereby acknowledge that the Control Agent will obtain “control” under the UCC over each Controlled Account as contemplated by the First Lien Collateral Documents and the Second Lien Collateral Documents for the benefit of both the First Lien Collateral Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) pursuant to the control agreements relating to each respective Controlled Account. The First Lien Collateral Agent and the Second Lien Collateral Agent hereby also acknowledge and agree that the Control Agent will obtain landlord lien waivers as contemplated by the First Lien Collateral Documents and the Second Lien Collateral Documents for the benefit of (i) the First Lien Collateral Agent for the benefit of the First Lien Claimholders and (ii) the Second Lien Collateral Agent for the benefit of Second Lien Claimholders. The First Lien Collateral Agent and the Second Lien Collateral Agent hereby also acknowledge and agree that each certificate of title with respect to any Titled Collateral (a security interest in which is required to be perfected under the applicable security documents) will name the Control Agent as secured party and such notation shall be intended to perfect the security interest of the First Lien Collateral Agent for the benefit of the First Lien Claimholders and the security interest of the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders in such Titled Collateral.

(b) The Control Agent, the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, each hereby agrees that the First Lien Collateral Agent shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Control Agent in respect of the Control Collateral or any control agreement with respect to any Control Collateral until the earlier of (i) the date upon which the Discharge of First Lien Obligations shall have occurred and (ii) the Second Lien Enforcement Date and neither the Second Lien Collateral Agent nor any Second Lien Claimholder will impede, hinder, delay or interfere with the exercise of such rights by the First Lien Collateral Agent in any respect. The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Grantors are required to do so for the First Lien Collateral Agent in accordance with the First Lien Credit Agreement. The First Lien Claimholders and the Second Lien Claimholders hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the First Lien Claimholders are required to do so for the First Lien Collateral Agent in accordance with the First Lien Credit Agreement and the Second Lien Claimholders are required to do so for the Second Lien Collateral Agent in accordance with the Second Lien Credit Agreement.

(c) Except as set forth below, the Control Agent shall have no obligation whatsoever to the Second Lien Collateral Agent or any Second Lien Claimholder including, without limitation, any obligation to assure that the Control Collateral is genuine or owned by any Grantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. In acting on behalf of the Second Lien Collateral Agent and the Second Lien Claimholders and the First Lien Collateral Agent and the First Lien Claimholders, the duties or responsibilities of the Control Agent under this Section 5.5 shall be limited solely (i) to physically holding the Control Collateral delivered to the Control Agent by any Grantor as agent for the First Lien Collateral Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) for purposes of perfecting the Lien held by the First Lien Collateral Agent and the Second Lien Collateral Agent and (ii) delivering such collateral as set forth in Section 5.5(d).

(d) The rights of the Second Lien Collateral Agent shall at all times be subject to the terms of this Agreement and to the First Lien Collateral Agent’s rights under the First Lien Credit Documents.

(e) Neither the Control Agent nor the First Lien Collateral Agent shall have by reason of the Second Lien Credit Documents or this Agreement or any other document a fiduciary relationship in respect of the Second Lien Collateral Agent or any Second Lien Claimholder.

(f) Upon the Discharge of First Lien Obligations (other than in connection with a Refinancing of the First Lien Obligations), the Control Agent shall deliver to the Second Lien Collateral Agent the Control Collateral together with any necessary endorsements (or otherwise allow the Second Lien Collateral Agent to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct and the Second Lien Collateral Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral. Upon the Discharge of First Lien Obligations, (i) in the event the Control Agent and the Second Lien Collateral Agent are not the same entity, at the cost and expense of the Grantors all certificates of title with respect to Titled Collateral naming Control Agent shall be re-submitted in order to remove the Control Agent and (if any Second Lien Obligations are then outstanding) to name the Second Lien Collateral Agent as secured party thereon (it being understood that the Control Agent shall continue to hold the security interest in the Titled Collateral granted to it pursuant to the Second Lien Collateral Documents until such titles are so amended) and (ii) in the event the Control Agent and the Second Lien Collateral Agent are the same entity, the Control Agent’s interest in all entries on the certificates of title shall be automatically deemed assigned to the Second Lien Collateral Agent.

(g) The Control Agent shall have an unfettered right to resign as Control Agent upon 30 days notice to the First Lien Collateral Agent and the Second Lien Collateral Agent. If upon the effective date of such resignation no successor to the Control Agent has been appointed by the First Lien Collateral Agent and the Second Lien Collateral Agent, the Control Agent shall deliver to the First Lien Collateral Agent the Control Collateral together with any necessary endorsements (or otherwise allow the First Lien Collateral Agent to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct and the First Lien Collateral Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral.

5.6 When Discharge of First Lien Obligations Deemed to Not Have Occurred. If at any time after the Discharge of First Lien Obligations has occurred, Company thereafter enters into any Refinancing of any First Lien Credit Document evidencing a First Lien Obligation which Refinancing is permitted hereby and by the terms of the Second Lien Credit Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such Refinancing as a result of the occurrence of such first Discharge of First Lien Obligations), and the obligations under such Refinancing First Lien Credit Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Collateral Agent under such First Lien Credit Documents shall be a First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice stating that Company has entered into a new First Lien Credit Document (which notice shall include the identity of the new collateral agent, such agent, the “New Agent”), the Second Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. If the new First Lien Obligations under the new First Lien Credit Documents are secured by assets of the Grantors of the type constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents.

5.7 Purchase Right. Without prejudice to the enforcement of the First Lien Claimholders’ remedies, the First Lien Claimholders agree that at any time following (a) acceleration of the First Lien Obligations in accordance with the terms of the First Lien Credit Agreement, (b) a payment default under the First Lien Credit Agreement that has not been cured or waived by the First Lien Claimholders within sixty (60) days of the occurrence thereof or (c) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), one or more of the Second Lien Claimholders may request, and the First Lien Claimholders hereby offer the Second Lien Claimholders the option, to purchase all, but not less than all, of the aggregate amount of outstanding First Lien Obligations outstanding at the time of purchase at par, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment Agreement (as such term is defined in the First Lien Credit Agreement)). If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Second Lien Claimholders exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Collateral Agent and the Second Lien Collateral Agent. If none of the Second Lien Claimholders exercise such right, the First Lien Claimholders shall have no further obligations pursuant to this Section 5.7 for such Purchase Event and may take any further actions in their sole discretion in accordance with the First Lien Credit Documents and this Agreement.

SECTION 6 Insolvency or Liquidation Proceedings.

6.1 Use of Cash Collateral and Financing Issues. Until the Discharge of First Lien Obligations has occurred, if Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent shall desire to permit the use of cash collateral on which the First Lien Collateral Agent or any other creditor has a Lien or to permit Company or any other Grantor to obtain financing, from one or more of the First Lien Claimholders (including under the First Lien Credit Agreement) under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (each, a “DIP Financing”), then, so long as the maximum amount of Indebtedness that may be outstanding from time to time in connection with such DIP Financing (including any such portion thereof that constitutes rollover of loans and/or letters of credit under the First Lien Credit Agreement) plus the aggregate principal amount of, without duplication, any revolving credit commitments, loans, letters of credit, bonds, debentures, notes or similar instruments (excluding, in any event, obligations pursuant to any Cash Management Obligations or Related Swap Contracts) provided for under the First Lien Credit Agreement or any other First Lien Credit Document (or any Refinancing thereof) shall not exceed an amount equal to the Maximum First Lien Indebtedness plus $50,000,000 then the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, (A) agrees that it will raise no objection to such use of cash collateral or DIP Financing nor support any other Person objecting to, such sale, use, or lease of cash collateral or DIP Financing and will not request any form of adequate protection or any other relief in connection therewith (except as agreed by the First Lien Collateral Agent or to the extent expressly permitted by Section 6.4) and, to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, the Second Lien Collateral Agent will subordinate its Liens in the Collateral to (x) the Liens securing such DIP Financing (and all Obligations relating thereto), (y) any adequate protection Liens provided to the First Lien Claimholders and (z) any “carve-out” for professional or United States Trustee fees agreed to by the First Lien Collateral Agent; and (B) agrees that notice received two (2) calendar days prior to the entry of an order approving such usage of cash collateral or approving such DIP Financing shall be adequate notice; provided that the foregoing shall not prohibit the Second Lien Collateral Agent or the Second Lien Claimholders from objecting solely to any provisions in any DIP Financing relating to, describing or requiring any provision or content of a plan of reorganization other than any provisions requiring that the DIP Financing be paid in full in cash.

6.2 Sale Issues. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not raise any objection to or oppose a sale or other disposition of any Collateral (and any post-petition assets subject to adequate protection liens in favor of the First Lien Collateral Agent) free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the Requisite Lenders under the First Lien Credit Agreement have consented to such sale or disposition of such assets so long as the interests of the Second Lien Claimholders in the Collateral (and any post-petition assets subject to adequate protection liens, if any, in favor of the Second Lien Collateral Agent) attach to the proceeds thereof, subject to the terms of this Agreement. If requested by the First Lien Collateral Agent in connection therewith, the Second Lien Collateral Agent shall affirmatively consent to such a sale or disposition.

6.3 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall (i) seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Collateral Agent, or (ii) oppose any request by the First Lien Collateral Agent or any First Lien Claimholder to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral.

6.4 Adequate Protection.

(a) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest (or support any other person contesting) (i) any request by the First Lien Collateral Agent or the First Lien Claimholders for adequate protection or (ii) any objection by the First Lien Collateral Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Collateral Agent or the First Lien Claimholders claiming a lack of adequate protection. In any Insolvency or Liquidation Proceeding, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, may seek adequate protection in respect of the Second Lien Obligations, subject to the provisions of this Agreement, only if (A) the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral including replacement liens on post-petition collateral and (B) such additional protection requested by the Second Lien Collateral Agent is in the form of a Lien on such additional collateral, which Lien, if granted, will be subordinated to the adequate protection Liens securing the First Lien Obligations and the Liens securing any DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Obligations under this Agreement and the Liens securing any such DIP Financing. In the event the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Collateral Agent shall also be granted a Lien on such additional collateral as security for the First Lien Obligations and for any DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any DIP Financing (and all obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Obligations under this Agreement and the Liens securing any DIP Financing.

(b) Similarly, if the First Lien Claimholders are granted adequate protection in the form of a superpriority claim, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request a superpriority claim, which superpriority claim will be junior in all respects to the superpriority claim granted to the First Lien Collateral Agent and the First Lien Claimholders, and, in the event that the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of a superpriority claim, then the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Collateral Agent and the providers of any DIP Financing also shall be granted a superpriority claim, which superpriority claim will be senior in all respects to the superpriority claim granted to the Second Lien Collateral Agent and the Second Lien Claimholders.

(c) Notwithstanding the foregoing, if the First Lien Claimholders are deemed by a court of competent jurisdiction to be fully secured on the petition date of any Insolvency or Liquidation Proceeding, then the Second Lien Collateral Agent and the Second Lien Claimholders shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition interest, incurred fees and expenses or other cash payments.

6.5 No Waiver. Nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any of the Second Lien Claimholders, including the seeking by the Second Lien Collateral Agent or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Collateral Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Credit Documents or otherwise; provided, however, that this Section 6.5 shall not limit the rights of the Second Lien Claimholders under the proviso in Section 3.1(a)(ii) or under Section 6.4 or Section 6.9.

6.6 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding, or otherwise, to turn over or otherwise pay to the estate of Company or any other Grantor any amount in respect of a First Lien Obligation (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Collateral or proceeds thereof received by the Second Lien Collateral Agent or any Second Lien Claimholder after a Discharge of First Lien Obligations and prior to the reinstatement of such First Lien Obligations shall be delivered to the First Lien Collateral Agent upon such reinstatement in accordance with Section 4.2.

6.7 Separate Grants of Security and Separate Classification. Each of the Grantors, the First Lien Claimholders and the Second Lien Claimholders acknowledges and agrees that (i) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Collateral in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs, premium and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the Second Lien Claimholders), with the Second Lien Claimholders hereby acknowledging and agreeing to turn over to the First Lien Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.

6.8 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.9 Post-Petition Claims.

(a) Neither the Second Lien Collateral Agent nor any other Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the First Lien Collateral Agents Lien held for the benefit of the First Lien Claimholders, without regard to the existence of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral.

(b) Neither the First Lien Collateral Agent nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral (after taking into account the First Lien Obligations).

6.10 Waiver. The Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it or they may hereafter have against the First Lien Collateral Agent or any First Lien Claimholder arising out of the election of the First Lien Collateral Agent or any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.11 Expense Claims. Neither Second Lien Collateral Agent nor any Second Lien Claimholder will (i) contest the payment of fees, expenses or other amounts to the First Lien Collateral Agent or any First Lien Claimholder under Section 506(b) of the Bankruptcy Code or otherwise to the extent provided for in the First Lien Credit Agreement or (ii) assert or enforce, at any time prior to the Discharge of First Lien Obligations, any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral.

6.12 Other Matters. To the extent that the Second Lien Collateral Agent or any Second Lien Claimholder has or acquires rights under Section 361, Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral, the Second Lien Collateral Agent agrees, on behalf of itself and the Second Lien Claimholders not to assert any of such rights without the prior written consent of the First Lien Collateral Agent; provided that if requested by the First Lien Collateral Agent, the Second Lien Collateral Agent shall timely exercise such rights in the manner requested by the First Lien Collateral Agent, including any rights to payments in respect of such rights.

6.13 Effectiveness in Insolvency or Liquidation Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding.

SECTION 7 Reliance; Waivers; Etc.

7.1 Non-Reliance

(a) The consent by the First Lien Claimholders to the execution and delivery of the Second Lien Credit Documents and the grant to the Second Lien Collateral Agent on behalf of the Second Lien Claimholders of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on the First Lien Collateral Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Lien Credit Agreement, the other Second Lien Credit Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Credit Agreement, the other Second Lien Credit Documents or this Agreement.

(b) The consent by the Second Lien Claimholders to the execution and delivery of the First Lien Credit Documents and the grant to the First Lien Collateral Agent on behalf of the First Lien Claimholders of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Second Lien Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, acknowledges that it and the First Lien Claimholders have, independently and without reliance on the Second Lien Collateral Agent or any Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the First Lien Credit Agreement, the other First Lien Credit Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement, the other First Lien Credit Documents or this Agreement.

7.2 No Warranties or Liability. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, acknowledges and agrees that each of the Second Lien Collateral Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Obligations, acknowledges and agrees that the First Lien Collateral Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent and the Second Lien Claimholders shall have no duty to the First Lien Collateral Agent or any of the First Lien Claimholders, and the First Lien Collateral Agent and the First Lien Claimholders shall have no duty to the Second Lien Collateral Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Company or any Grantor (including the First Lien Credit Documents and the Second Lien Credit Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the First Lien Claimholders, the Control Agent, the First Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First Lien Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Company or any other Grantor or by any act or failure to act by the Control Agent, any First Lien Claimholder or the First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Credit Documents or any of the Second Lien Credit Documents, regardless of any knowledge thereof which the Control Agent, the First Lien Collateral Agent or the First Lien Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of Company and the other Grantors under the First Lien Credit Documents and subject to the provisions of Section 5.3(a)), the First Lien Claimholders, the First Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First Lien Credit Documents or applicable law, without the consent of, or notice to, the Second Lien Collateral Agent or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Collateral Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing (subject, in each case, to the limits set forth in the definition of “First Lien Obligations” and Section 5.3);

(ii) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension, subject to the limits set forth in the definition of “First Lien Obligations”) or, subject to the provisions of this Agreement, otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Collateral Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Credit Documents; provided, however, the foregoing shall not prohibit the Second Lien Collateral Agent and the Second Lien Claimholders from enforcing, consistent with the other terms of this Agreement, any right arising under the Second lien Credit Agreement as a result of any Grantor’s violation of the terms thereof;

(iii) subject to the provisions of this Agreement, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of Company or any other Grantor to the First Lien Claimholders or the First Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iv) settle or compromise any First Lien Obligation or any other liability of Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order;

(v) exercise or delay in or refrain from exercising any right or remedy against Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with Company, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of Company or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof;

(vi) take or fail to take any Lien securing the First Lien Obligations or any other collateral security for any First Lien Obligations or take or fail to take any action which may be necessary or appropriate to ensure that any Lien securing First Lien Obligations or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any First Lien Obligation or any obligation secured thereby; or

(vii) otherwise release, discharge or permit the lapse of any or all Liens securing the First Lien Obligations or any other Liens upon any property at any time securing any First Lien Obligations.

(c) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the Control Agent, the First Lien Claimholders and the First Lien Collateral Agent shall have no liability to the Second Lien Collateral Agent or any Second Lien Claimholders, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any claim against the Control Agent, any First Lien Claimholder and the First Lien Collateral Agent, arising out of any and all actions which the First Lien Claimholders or the First Lien Collateral Agent may take or permit or omit to take with respect to: (i) the First Lien Credit Documents, (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral (including, without limitation, the Control Collateral, as applicable). The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the Collateral, the First Lien Obligations or otherwise.

(d) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent and the First Lien Claimholders and the Second Lien Collateral Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Credit Documents or any Second Lien Credit Documents or any setting aside or avoidance of any Lien;

(b) except as otherwise set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Credit Document or any Second Lien Credit Document;

(c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of Company or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, Company or any other Grantor in respect of the First Lien Obligations, or of the Second Lien Collateral Agent or any Second Lien Claimholder in respect of this Agreement.

7.5 Certain Notices.

(a) Promptly upon the satisfaction of the conditions set forth in clauses (i), (ii), (iii) and (iv) of the definition of Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver written notice confirming same to the Second Lien Collateral Agent; provided that the failure to give any such notice shall not result in any liability of the First Lien Collateral Agent or the First Lien Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

(b) Promptly upon (or as soon as practicable following) the commencement by the First Lien Collateral Agent of any enforcement action or the exercise of any remedy with respect to any Collateral (including by way of a public or private sale of Collateral), the First Lien Collateral Agent shall notify the Second Lien Collateral Agent of such action; provided that the failure to give any such notice shall not result in any liability of the First Lien Collateral Agent or the First Lien Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

SECTION 8 Miscellaneous.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Credit Documents or the Second Lien Credit Documents, the provisions of this Agreement shall govern and control. The parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights granted to Company in the First Lien Credit Documents and the Second Lien Credit Documents.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Collateral Agent or any Second Lien Claimholder subject to the Second Lien Credit Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of Company or any Grantor constituting First Lien Obligations in reliance hereof. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to Company or any other Grantor shall include Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Collateral Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Credit Agreement terminate and payment has been made in full in cash of all other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate and (ii) with respect to the First Lien Collateral Agent, the First Lien Claimholders and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 5.6 and Section 6.5.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Collateral Agent or the First Lien Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, neither Company nor any Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights or obligations are directly and adversely affected.

8.4 Information Concerning Financial Condition of Company and its Subsidiaries.

(a) The First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Collateral Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Collateral Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Collateral Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Collateral Agent or any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent or any Second Lien Claimholder, it or they shall be under no obligation (w) to make, and the First Lien Collateral

Agent and the First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

(b) The Grantors agree that any information provided to the First Lien Collateral Agent, the Second Lien Collateral Agent, the Control Agent, any First Lien Claimholder or any Second Lien Claimholder may be shared by such Person with any First Lien Claimholder, any Second Lien Claimholder, the Control Agent, the First Lien Collateral Agent or the Second Lien Collateral Agent notwithstanding any request or demand by such Grantor that such information be kept confidential; provided, that such information shall otherwise be subject to the respective confidentiality provisions in the First Lien Credit Agreement and the Second Lien Credit Agreement, as applicable.

8.5 Subrogation. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.

8.6 Application of Payments. All payments received by the First Lien Collateral Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Credit Documents. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, assents to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO IT, IN ACCORDANCE WITH SECTION 8.8 AND SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

(b) EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING

OUT OF THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE FIRST LIEN CREDIT DOCUMENTS AND THE SECOND LIEN CREDIT DOCUMENTS, AS APPLICABLE, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

8.8 Notices. All notices to the Control Agent, the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Collateral Agent and the First Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9 Further Assurances. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under the First Lien Credit Documents, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders under the Second Lien Credit Documents, and Company and each Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Collateral Agent, the First Lien Claimholders, the Second Lien Collateral Agent, the Second Lien Claimholders, the Control Agent and their respective successors and assigns.

8.12 Specific Performance. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Collateral Agent or the Second Lien Collateral Agent, as the case may be.

8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Collateral Agent, the First Lien Claimholders, the Second Lien Collateral Agent, the Second Lien Claimholders and the Control Agent. No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand. Nothing in this Agreement is intended to or shall impair the rights of Company or any other Grantor, or the obligations of Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

BANK OF AMERICA, N.A.,
as First Lien Collateral Agent,

By:	/s/
Name:
Title:

Notice Address:

Principal Office:

Attention:
Telecopier:
Telephone:

with a copy to:

Attention:
Telecopier:
Telephone:

BANK OF AMERICA, N.A.,
as Second Lien Collateral Agent,

By:	/s/
Name:
Title:

Notice Address:

Principal Office:

Attention:
Telecopier:
Telephone:

with a copy to:

Attention:
Telecopier:
Telephone:

[Signature Page to Intercreditor Agreement]

BANK OF AMERICA, N.A.,
as Control Agent,

By:	/s/
Name:
Title:

Notice Address:

Principal Office:

Attention:
Telecopier:
Telephone:

with a copy to:

Attention:
Telecopier:
Telephone:

[Signature Page to Intercreditor Agreement]

NEFF CORP.,
as Company

By:	/s/ Mark Irion
Name:	Mark Irion
Title:	Chief Financial Officer

LYN HOLDINGS CORP.,
NEFF RENTAL, INC.,
NEFF RENTAL LLC,
NEFF FINANCE CORP., each as a Grantor

By:	/s/ Mark Irion
Name:	Mark Irion
Title:	Chief Financial Officer

Notice Address:

[Signature Page to Intercreditor Agreement]